Exhibit 10.1(a)

EXHIBIT D

IMPAC MORTGAGE HOLDINGS, INC.

GUARANTY

This Guaranty, dated as of June 1, 2006, is executed by Impac Mortgage Holdings, Inc., a Maryland corporation (“Guarantor”), in favor of Ronald Morrison (“Executive”).

A.            Impac Funding Corporation, a California corporation (“Obligor”), concurrently herewith has entered into an Employment Agreement with Obligor dated even date herewith (the “Contract”). Guarantor is the parent corporation of Obligor and will receive direct and indirect benefits from the performance of the Contract.

B.            Executive’s willingness to enter into the Contract is subject to receipt by it of this Guaranty duly executed by Guarantor.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby agrees with Executive as follows:

1.            Guaranty.

(a)           Guarantor unconditionally guarantees and promises to pay to Executive, or order, at Executive’s address set forth in Section 4(a) hereof, on demand after the default by Obligor, in lawful money of the United States, any and all Obligations (as hereinafter defined) consisting of payments due to Executive. For purposes of this Guaranty the term “Obligations” shall mean and include all payments owed by Obligor to Executive of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of Sections 2 and 3 of the Contract (as such Obligations may become due subject to the provisions of the Contract, including all notice requirements and cure provisions), including all interest, late fees, charges, expenses, attorneys’ fees and other professionals’ fees chargeable to Obligor or payable by Obligor there under and any costs of collection hereunder, including attorneys’ and other professionals’ fees.

(b)           This Guaranty is absolute, unconditional, continuing and irrevocable and constitutes an independent guaranty of payment and not of collect ability (provided that it is subject to Obligor defaulting on any of the Obligations), and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of Obligor’s Obligations to Executive, the existence or continuance of Obligor as a legal entity, the consolidation or merger of Obligor with or into any other entity, the sale, lease or disposition by Obligor of all or substantially all of its assets to any other entity, or the bankruptcy or insolvency of Obligor, the admission by Obligor of its inability to pay its debts as they mature, or the making by Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. If Obligor or any permitted assignee or successor of Obligor shall fail to pay or perform any Obligations to Executive which are subject to this Guaranty as and when they are due, Guarantor shall forthwith pay to Executive all such liabilities or obligations in immediately available funds. Each failure by Obligor to pay or perform any such liabilities or obligations shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises.

(c)           Executive, may (subject to the provisions of the Contract) at any time and from time to time, without the consent of or notice to Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation hereby guaranteed, or in any manner modify, amend or supplement the terms of the Contract or any documents, instruments or agreements executed in connection therewith, (ii) exercise or refrain from exercising any rights against Obligor or others (including Guarantor) or otherwise act or refrain from acting, (iii) settle or compromise any Obligations hereby guaranteed and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to Executive or others, (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Obligations hereby guaranteed, (v) take and hold security or additional security for any or all of the obligations or liabilities covered by this Guaranty, and (vi) assign its rights and interests under this Guaranty, in whole or in part.

(d)            This is a continuing Guaranty for which Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of Executive.

(e)             Guarantor may bring action to enforce Executive’s obligations under the Contract if (i) any proceeding is brought against Guarantor to seek enforcement of this Guaranty or (ii) Guarantor makes any payment to Executive pursuant to this Guaranty.

2.            Representations and Warranties. Guarantor represents and warrants to Executive that

(a) Guarantor is a corporation duly organized, validly, existing and in good standing under the laws of its jurisdiction of incorporation or formation; (b) the execution, delivery and performance by Guarantor of this Guaranty are within the power of Guarantor and have been duly authorized by all necessary actions on the part of Guarantor; (c) this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

3.            Waivers.

(a)            Guarantor, to the extent permitted under applicable law, hereby waives any right to require Executive to (i) proceed against Obligor or any other guarantor of Obligor’s obligations under the Contract, (ii) proceed against or exhaust any security received from Obligor or any other guarantor of Obligor’s Obligations under the Contract, or (iii) pursue any other right or remedy in the Executive’s power whatsoever.

(b)             Guarantor further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Obligor, any other guarantor of the Obligations or any security; (ii) any defense which results from any disability of Obligor or the lack of validity or enforceability of the Contract; (iii) any right to exoneration of sureties which would otherwise be applicable; (iv) any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy which Executive now has or may hereafter have against Obligor, and any benefit of, and any right to participate in, any security now or hereafter received by Executive; (v) all presentments, demands for performance, notices of non-performance, notices delivered under the Contract, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (vi) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (vii) any right to be informed by Executive of the financial condition of Obligor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of Obligor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

4.            Miscellaneous.

(a)           Notices. All notices hereunder must be in writing and shall be sufficiently given for all purposes hereunder if properly addressed and delivered personally by documented overnight delivery service, by certified or registered mail, return receipt requested, or by facsimile or other electronic transmission service at the address or facsimile number, as the case may be, set forth below. Any notice given personally or by documented overnight delivery service is effective upon receipt. Any notice given by registered mail is effective upon receipt, to the extent such receipt is confirmed by return receipt. Any notice given by facsimile transmission is effective upon receipt, to the extent that receipt is confirmed, either verbally or in writing by the recipient. Any notice which is refused, unclaimed or undeliverable because of an act or omission of the party to be notified, if such notice was correctly addressed to the party to be notified, shall be deemed communicated as of the first date that said notice was refused, unclaimed or deemed undeliverable by the postal authorities, or overnight delivery service.

Executive:	Guarantor:

Ronald Morrison	Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, California 92660
Telephone: (949) 475-3600
Facsimile: (949) 475-3969
Attention: Ronald Morrison, Esq., General
Counsel

With a copy to:	With a copy to:

Ernest W. Klatte, III, Esq.
Rutan & Tucker, LLP
611 Anton Blvd., 14th Floor
Costa Mesa, California 92626
Telephone: (714) 641-5100
Facsimile: (714) 546-9035

(b)            Nonwaiver. No failure or delay on Executive’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)            Amendments and Waivers. This Guaranty may not be amended, modified, superseded, canceled, or any terms waived, except by written instrument signed by both parties, or in the case of waiver, by the party to be charged.

(d)            Assignments. This Guaranty shall be binding upon and inure to the benefit of Executive and Guarantor and their respective successors and assigns; provided, however, that without the prior written consent of Executive, Guarantor may not assign its rights and obligations hereunder.

(e)            Cumulative Rights, etc. The rights, powers and remedies of Executive under this Guaranty shall be in addition to all rights, powers and remedies given to Executive by virtue of any applicable law, rule or regulation, the Contract or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Executive’s rights hereunder.

(f)             Partial Invalidity. The provisions of this Guaranty are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

(g)            Governing Law. This Guaranty is and shall be governed and construed in accordance with the laws of the State of California, regardless of any laws on choice of law or conflicts of law of any jurisdiction.

(h)            Arbitration. To the fullest extent allowed by law, any controversy, claim or dispute between Executive and Guarantor (or any of its stockholders, directors, officers, employees, affiliates, agents, successors or assigns) relating to or arising out of this Guaranty will be submitted to final and binding arbitration in Orange County, California for determination in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery to the same extent as would be permitted in a court of law. The arbitrator shall issue a written decision, and shall have full authority to award all remedies which would be available in court. The arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. Guarantor shall pay the arbitrator’s fees and any AAA administrative expenses. In the event Executive files a claim to collect unpaid payments or benefits payable under Section 2.4 of the Contract, the prevailing party shall be awarded reasonable attorneys fees and costs. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  BY AGREEING TO THIS MUTUAL AND BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND GUARANTOR GIVE UP ALL RIGHTS TO TRIAL BY JURY. This arbitration policy is to be construed as broadly as is permissible under relevant law. EXECUTIVE AND GUARANTOR HAVE READ THIS SECTION 4(h) AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

Executive’s Initials /s/RM Guarantor’s Initials /s/JT

(i)            Entire Agreement. This Guaranty contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Guaranty that are not set forth otherwise herein. This Guaranty supersedes any and all prior agreements, written or oral, with Guarantor relating to guaranteeing obligations under the Contract and any other subject matter of this Guaranty. Any such prior agreements are hereby terminated and of no further effect. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

(j)            Counterparts, Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original for all purposes. This Guaranty may be executed by a party’s signature transmitted by facsimile (“fax”), and copies of this Guaranty executed and delivered by means of faxed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed signatures as if such signatures were originals. Any party executing and delivering this Guaranty by fax shall promptly thereafter deliver a counterpart signature page of this Guaranty containing said party’s original signature. All parties hereto agree that a faxed signature page may be introduced into evidence in any proceeding arising out of or related to this Guaranty as if it were an original signature page.

(k)           Rules of Construction. This Guaranty has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. References in this Guaranty to “Sections” refer to Sections of this Guaranty, unless the context expressly indicates otherwise. References to “provisions” of this Guaranty refer to the terms, conditions, restrictions and promises contained in this Guaranty. References in this Guaranty to laws and regulations refer to such laws and regulations as in effect on this date and to the corresponding provisions, if any, of any successor law or regulation. At each place in this Guaranty where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. Forms of the verb “including” mean “including without limitation” unless the context expressly indicates otherwise. “Or” is inclusive and includes “and” unless the context expressly indicates otherwise. The introductory headings at the beginning of Sections of this Guaranty are solely for the convenience of the parties and do not affect any provision of this Guaranty.

(1)           No Employment With Guarantor. Executive understands and agrees that he is an employee of Obligor pursuant to the Contract. Executive further understands and agrees that neither this Guaranty nor any obligations performed hereunder shall change any employee status that Executive may have with Guarantor.

IN WITNESS WHEREOF, Executive and Guarantor have executed this Guaranty as of the day and year first above written.

GUARANTOR

Impac Mortgage Holdings, Inc.

By:	/s/Joseph R. Tomkinson
Name: Joseph R. Tomkinson
Title: Chief Executive Officer

EXECUTIVE

By:	/s/Ronald Morrison
Ronald Morrison